EXHIBIT 99.2

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                                  PRESS RELEASE


                                          Contact:       James S. Nelson
                                                         Senior Vice President
                                                         Steelton Bancorp, Inc.
                                                         (717) 939-1966


Steelton Bancorp, Inc.
Mechanics Savings Bank
51 S. Front Street
Steelton, PA  17113

OTC Electronic Bulletin Board "SELO"


                              FOR IMMEDIATE RELEASE
                              ---------------------


Restricted Stock Plan
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Stock Repurchase
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Steelton,  Pennsylvania - February 23, 2000 - Steelton Bancorp,  Inc., Steelton,
Pennsylvania, the holding company of Mechanics Savings Bank, today announced its intention to repurchase up to 4% or 15,400 shares of the company's common stock. These purchases are in addition to the previously announced 5% repurchase of shares. These repurchases will be made to fund the Bank's restricted stock plan for plan awards to its officers and directors. The purchases will be made in open market transactions, subject to availability of stock, market conditions, trading price of the stock and the Company's financial performance. The repurchases will mitigate some of the potentially dilutive effects of the Company's stock benefit plans. The repurchase is expected to be completed by June 30, 2000.

For further information contact:
James S. Nelson, Investor Relations Officer




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51 South Front Street * P.O. Box 7614 * Steelton, Pennsylvania  17113 * Phone 717-939-1966 * FAX 717-939-2629
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